UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2007

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3140 East Coronado Street

Anaheim, CA 92806

(Address of Principal Executive Offices) (Zip Code)

(714) 238-1488

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 12, 2007, Multi-Fineline Electronix, Inc. (“M-Flex”), entered into a Corporate Supply Agreement (the “Agreement”) with Motorola, Inc. (“Motorola”). Under the Agreement, M-Flex will supply products to Motorola and any of Motorola’s designated third-party providers who are purchasing products for Motorola pursuant to purchase orders that are delivered from time to time to M-Flex.

The Agreement has an initial term of two years expiring on October 1, 2008, and will automatically renew for additional successive one-year period(s) unless either party provides the other with written notice of its intention not to renew the Agreement, which notice must be delivered within a specified time frame prior to the expiration of the initial term or any one-year renewal period. The Agreement contains customary termination provisions, customary representations and warranties, as well as indemnity provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2007	Multi-Fineline Electronix, Inc.,
a Delaware corporation

	By:	/s/ Craig Riedel
Craig Riedel
Chief Financial Officer